AGREEMENT

     This Agreement, dated as of April 25, 1990, is made and entered into by and between World Communications, Inc., a New York corporation ("WorldCom"), and Startec, Inc., a Maryland corporation ("Customer").

                                    Recitals

     A. WorldCom is in the business of providing domestic and international telecommunications services.

     B. Customer desires that WorldCom provide certain private line communications circuits ("Circuits") and floor space in WorldCom's offices in Washington, D.C. for Customer's Stromberg Carlson DC0-CS carrier switch described more fully in Exhibit A to this Agreement (the "Equipment"). Customer also desires to route certain telecommunications originating outside the United States which have destinations within the United States ("Return Traffic") through WorldCom's telecommunications switching equipment in New York, New York.

     C. WorldCom desires to provide these Circuits and floor space for the Equipment, and to have Return Traffic routed through its telecommunications switching equipment in New York, on the terms set forth in this Agreement.

                                      Terms

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

     1.   Circuits.

          (a) Provision of Initial Circuits. At Customer's request, Worldcom shall provide for Customer up to six (6) international voice-grade analog half Circuits from Washington, D.C. to New Delhi and/or Bombay, India (the "Initial Circuits"). The initial term for each Initial Circuit shall be for a period of two (2) years beginning on the date that WorldCom notifies Customer in writing that such Initial Circuit is ready for service (the "Initial Circuit Start Date"). Following the expiration of the initial term for an Initial Circuit, WorldCom shall continue to provide such Initial Circuit for additional one-year terms, unless either party notifies the other party in writing, at least forty-five (45) days before the beginning of the applicable renewal term, of its desire to terminate WorldCom's provision of such Initial Circuit. The initial and renewal terms for an Initial Circuit are referred to herein collectively as the "Initial Circuit Term."

          (b) Deposit. Upon execution of this Agreement, Customer shall deposit the sum of nine thousand dollars ($9,000) with WorldCom as security for payment by Customer of all charges under this Agreement (including, without limitation, charges relating to the Circuits, Equipment and Return Traffic). WorldCom shall return the deposit to Customer on the first day of the thirteenth full calendar month following the Initial Circuit Start Date of the first Initial Circuit placed in service, provided Customer is not then in default under this Agreement; otherwise, the deposit shall be returned to Customer upon termination of this Agreement. The deposit shall accrue interest at the rate of six and one-half percent (6.5%) per annum. Accrued interest shall be payable upon return of the deposit.

          (c) Charges For Initial Circuits. Customer shall pay to WorldCom for each Initial Circuit a monthly charge of three thousand dollars ($3,000) for each month during the Initial Circuit Term for such Initial Circuit; provided, however, that one-half of these monthly charges with respect to the first four
(4) Initial Circuits placed in service may be deferred by Customer until the first day of the seventh full calendar month following the Initial Circuit Start Date for the first Initial Circuit placed in service, at which time Customer shall commence payment of all such deferred charges in twelve (12) consecutive equal monthly installments plus interest on such deferred charges at the rate of ten percent (10%) per annum from the date such deferred charges would have been due but for Customer's right to defer them. With respect to each Initial Circuit, the monthly charges for the first and last months of the applicable Initial Circuit Term shall be prorated based on the number of days during the first or last month, as applicable, which fall within the Initial Circuit Term for such Initial Circuit. The first monthly charge for an Initial Circuit shall be payable on the applicable Initial Circuit Start Date and thereafter the monthly charges for such Initial Circuit shall be payable in advance on the first day of each calendar month.

          (d) Conversion to Digital Circuits. At Customer's request, WorldCom shall convert the Initial Circuits from analog Circuits to their digital equivalent. Upon conversion, the monthly charges for the Initial Circuits shall be adjusted to reflect WorldCom's then current monthly charges for the digital equivalent of the analog Initial Circuits reduced by a discount comparable to the discount provided to Customer on the analog Initial Circuits. In all other respects payment of the monthly charges for the Initial Circuits shall be as set forth in paragraph (c) above (except that there shall be no additional deferral of charges as a result of the conversion from analog Circuits to their digital equivalents).

          (e) Termination of Initial Circuits. Customer may terminate WorldCom's provision of an Initial Circuit at any time during the first two (2) years following the Initial Circuit Start Date for such Initial Circuit upon forty-five (45) days' advance written notice to WorldCom, provided that Customer pays to WorldCom on or before the effective date of termination a termination charge equal to forty-five (45) days' of monthly charges for such Initial Circuit at the then effective rate, which termination charge shall be in addition to the forty-five (45) days' of monthly charges payable under Section 2(c) for the period between the date of Customer's notice of termination and the effective date of termination. Customer shall not incur a termination charge solely as a result of converting an Initial Circuit from an analog Circuit to its digital equivalent.

          (f) Additional Circuits. At Customer's request, WorldCom shall provide additional Circuits (analog or digital) to Customer ("Additional Circuits"). A description of each Additional Circuit, together with the targeted start date, the term and the applicable installation, monthly and termination charges, shall be set forth on a Schedule to be signed by WorldCom and Customer in substantially the form attached as Exhibit B to this Agreement.

          (g) Adjustments to Monthly Charges. WorldCom reserves the right to increase the monthly charges for any Initial Circuit or Additional Circuit effective at any time beginning after the expiration of the initial term during which WorldCom has agreed to provide such Initial Circuit or Additional Circuit, as applicable, upon at least forty-five (45) days' advance written notice to Customer. Notwithstanding anything to the contrary in this Agreement, if Customer objects to any such price increase, Customer shall have the right to terminate WorldCom's provision of the Initial Circuit or Additional Circuit, as applicable, by so notifying WorldCom in writing on or before the date the price increase is to become effective.

          (h) Third Party Charges. Except as set forth below, Customer shall be responsible for paying all charges of PTTs and other third parties relating to the installation or use of Initial Circuits and/or Additional Circuits, including, without
limitation,   charges  for  local  access  lines,   interexchange  circuits  and
equipment. In the event that WorldCom pays any such charges on behalf of Customer, Customer shall reimburse WorldCom within thirty (30) days after the date of any WorldCom invoice for such charges. WorldCom agrees to provide local access from 1220 L Street, N.W., Washington, D.C. to its technical operating center at 1828 L Street, N.W., Washington, D.C. free of charge.

     2.   Equipment.

          (a) Provision of Floor Space. WorldCom shall provide floor space for the Equipment at its technical operating center at 1828 L Street, N.W., Washington, D.C. (the "Site") for an initial term of five (5) years beginning on the date WorldCom notifies Customer in writing that it has completed the necessary Site preparation work (the "Equipment Start Date"). The parties have set a target date for the completion of Site preparation work of May 15, 1990. Following the expiration of the initial term, WorldCom shall continue to provide floor space for the Equipment for additional one-year terms, unless either party notifies the other party in writing, at least forty-five (45) days before the beginning of the applicable renewal term, of its desire to terminate WorldCom's provision of floor space for the Equipment. The initial and renewal terms for the provision of floor space at the Site for the Equipment are referred to herein collectively as the "Equipment Term."

          (b) WorldCom Responsibilities. In connection with its provision of floor space at the Site for the Equipment, WorldCom shall do the following at its own expense:

               (i) WorldCom shall prepare the Site for installation of the Equipment in accordance with a floor plan layout to be mutually agreed to with Customer. WorldCom shall use reasonable efforts to complete Site preparation work by May 15, 1990, but shall not be liable to Customer for failure to meet this target date.

               (ii) WorldCom shall furnish power, air conditioning and fire protection for the Equipment to the same standards as it applies to its own equipment at the Site.

               (iii)  WorldCom   shall  furnish   cleaning  and  security  (i.e.
          controlling access to WorldCom facilities and the Equipment) services at the Site.

               (iv) WorldCom shall provide up to two (2) hours of maintenance on the Equipment per month, such maintenance to be limited, however, to reporting to Customer any irregularity in the Equipment observed by WorldCom. WorldCom shall have the right, but not the obligation, to inspect the Equipment to detect irregularities and shall not be liable to Startec under any circumstance for failure to observe any irregularity. At its sole discretion, WorldCom may take any reasonable measures if either WorldCom property or personnel is endangered or threatened by the Equipment.

               (v) WorldCom shall permit designated employees of Customer to have access to the Equipment twenty-four (24) hours per day every day of the year for the purpose of operating the Equipment.

               (vi) WorldCom shall permit authorized maintenance contractors and Customer personnel access to the Equipment during normal business hours for the purpose of installing, maintaining and repairing the Equipment, provided these visits, except in cases of an emergency, are scheduled in advance with WorldCom.

               (vii) In the event any employee, agent, contractor, subcontractor or other representative of Startec fails to adhere to a standard of conduct that WorldCom imposes on its own personnel at the Site, WorldCom may so notify Customer and Customer shall cause such person to be replaced.

     (c) Customer Responsibilities. In connection with WorldCom's provision of floor space at the Site for the Equipment, Customer shall do the following at its own expense:

               (i) Customer shall arrange for the shipping and delivery to the Site, rigging into place, unpacking, installing, testing, cutting over and subsequent operation of the Equipment.

               (ii) Customer shall arrange for all preventive and corrective maintenance of the Equipment.

               (iii) Customer shall provide WorldCom with a listing of authorized maintenance contractors and Customer personnel who will be visiting the Site to install the Equipment and perform maintenance services. Customer shall update this list as required. Except as may be required due to an emergency, Customer shall schedule all visits in advance with WorldCom.

               (iv) Customer shall install only Equipment which will, at a minimum, meet the type-approval standards set by Underwriters Laboratories and will not create objectionable conducted or radiated radio frequency interference or safety hazards of any kind. By executing this Agreement, WorldCom indicates its approval of installation of the Equipment listed in Exhibit A.

               (v) Customer  shall notify  WorldCom in writing in advance of any exchange, removal or delivery of new or additional Equipment to the Site. Such notification must include detailed space, power and air conditioning requirements of the Equipment to be installed. Customer must obtain WorldCom's prior written approval for installation of new or additional Equipment. In the event new or additional Equipment is to be installed, the monthly charges set forth in paragraph (d) below may be adjusted by WorldCom to reflect any additional space, power or air conditioning requirements. WorldCom shall not unreasonably withhold approval of the installation of new or additional Equipment at the Site.

               (vi) Customer shall provide or arrange for the removal of all Equipment, and reimburse WorldCom for reasonable costs of restoring the Site to the condition it was in immediately prior to the installation of the Equipment, reasonable wear and tear excepted, at the expiration or termination of the Equipment Term. The monthly charges set forth in paragraph (d) below shall continue until all Equipment is removed from the Site.

               (vii) Customer shall ensure that its officers, employees, agents, contractors, subcontractors licensees and other representatives (collectively, "Representatives") install, test, maintain and operate the Equipment in a manner which will not adversely affect WorldCom's ability to provide its other customers with the services and assistance they are usually accorded.

               (viii) With respect to all work performed by any of its Representatives, Customer shall ensure that these Representatives comply with all applicable laws and regulations of the Federal government and of the jurisdictions in which such work is being performed (including, without limitation, Workmen's Compensation, Social Security Act and unemployment insurance).

               (ix) Customer shall ensure that its Representatives comply with all WorldCom security and safety regulations when on the Site.

               (x) Customer shall obtain and maintain any and all permits, licenses and regulatory approvals required for the installation, maintenance, repair and operation of the Equipment at the Site.

     (d) Monthly Charges. Customer shall pay to WorldCom a monthly charge of one thousand two hundred fifty dollars ($1,250) for each month during the Equipment Term; provided, however, that these monthly charges may be deferred by Customer until the first day of the seventh full calendar month following the Equipment Start Date, at which time Customer shall commence payment of all such deferred charges in twelve (12) consecutive equal monthly installments plus interest on such deferred charges at the rate of ten percent (10%) per annum from the date such deferred charges would have been due but for Customer's right to defer them. The monthly charges for the first and last months of the Equipment Term shall be prorated based on the number of days during the first or last month, as applicable, which fall within the Equipment Term. The first monthly charge shall be payable on the Equipment Start Date and thereafter monthly charges shall be payable in advance on the first day of each calendar month.

     (e) WorldCom Lease. Customer acknowledges that its use of the Site is subject to the terms and conditions of the 1828 L Street Office Lease Agreement, dated as of May 15, 1984, as amended (the "Lease"), between ITT World Communications, Inc. and 1828 L Street Associates, Inc. (the "Landlord"), as assigned to WorldCom by Assignment of Lease dated April 24, 1989. Customer shall abide by, and shall ensure that its Representatives abide by, the terms and conditions of the Lease relating to the use and occupancy of the Site. Customer shall not take, and shall ensure that its Representatives do not take, any action that would result in a default by WorldCom under the Lease. WorldCom's obligations under this Section 2 are subject to WorldCom obtaining any necessary consents from the Landlord to the arrangements contemplated herein. In addition, the Lease is scheduled to expire April 30, 1994. If for any reason WorldCom does not obtain an extension of the Lease, or the Lease otherwise terminates during the Equipment Term, WorldCom shall have the right to terminate its obligations under this Section 2, effective as of the date the Lease expires or terminates and without liability to Customer, by giving written notice of termination to Customer. If practicable, WorldCom shall give Customer at least thirty (30) days' advance written notice of termination.

     3.   Return Traffic.

          At all times during the term of this Agreement in which WorldCom's charges are competitive with its Major Competitors (as defined below), Customer shall route all Return Traffic which Customer handles or for which it is entitled to receive compensation to WorldCom's telecommunications switching equipment in New York, New York. WorldCom shall then route the Return Traffic to its ultimate destination within the United States. Customer shall pay WorldCom for routing the Return Traffic to the ultimate destination within the United States at WorldCom's then current rates. WorldCom shall invoice Customer for these charges on a monthly basis. Payment shall be due within thirty (30) days of the date of any WorldCom invoice. As used in this Agreement, the term "Major Competitors" refers to MCI, U.S. Sprint, AT&T and other U.S. communications common carriers.

     4.   Right of First Refusal.

          Customer grants to WorldCom a right of first refusal for a period of two (2) years from the date of this Agreement to provide to Customer any and all international private line traffic and Return Traffic (including domestic delivery of Return Traffic) (collectively, "Telecommunications Services") which Customer proposes to have a third party provide to Customer. Customer shall notify WorldCom in writing of the name and address of the third party and the terms on which the third party is willing to provide the Telecommunications Services requested by Customer. WorldCom shall have thirty (30) days from receipt of this notice in which to notify Customer in writing of its election to provide the same or substantially equivalent Telecommunications Services on terms not less favorable than those set forth in Customer's notice. If WorldCom fails to make this election, the right of first refusal granted to WorldCom shall lapse with respect to the proposed transaction (but not as to any other transactions), and Customer shall be free to enter into the proposed transaction with the third party on terms not more favorable to the third party than the terms set forth in Customer's notice. If Customer and the third party do not execute a final written agreement covering the proposed transaction within ninety (90) days after the expiration of the period within which WorldCom must make its election, Customer may not enter into the proposed transaction without again offering WorldCom, in the manner set forth above, the right to provide the proposed Telecommunications Services.

     5.   Term.

          The term of this Agreement shall commence on the date first above written and, unless sooner terminated pursuant to

Section 10, shall expire on the latest to occur of (a) the date on which WorldCom no longer provides any Circuits for Customer, (b) the date on which WorldCom no longer provides floor space for the Equipment and all Equipment is removed from the Site, or (c) two (2) years after the date of this Agreement.

     6.   Warranties and Liability Limitations.

          WORLDCOM WARRANTS THAT IT WILL PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT IN A PROFESSIONAL AND WORKMANLIKE MANNER. THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES EXPRESS OR IMPLIED RELATING TO THE CIRCUITS, THE SITE, THE HANDLING OF RETURN TRAFFIC OR ANY OTHER PRODUCTS OR SERVICES TO BE PROVIDED BY WORLDCOM UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. ANY LIABILITY OF WORLDCOM ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE TOTAL AMOUNT PAID BY CUSTOMER UNDER THIS AGREEMENT DURING THE SIX (6) MONTH PERIOD IMMEDIATELY PRIOR TO THE ACT OR EVENT GIVING RISE TO THE LIABILITY. IN NO EVENT SHALL WORLDCOM BE LIABLE TO CUSTOMER OR ANY THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT OR TORT, EVEN IF WORLDCOM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     7.   Indemnification, Insurance and Risk of Loss.

          (a) Indemnification. Customer shall protect, indemnify and save WorldCom harmless from and against all costs and expenses (including, without limitation, interest and reasonable attorneys' fees), liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind and nature whatsoever (collectively, "Liabilities"), by or on behalf of any person, party, governmental authority or other entity (including, without limitation, all persons claiming by, through or under Customer), in any way arising out of (i) the use of the Site by Customer or any of its Representatives, (ii) any failure by Customer or any of its Representatives to perform or observe any of the agreements, terms, covenants or conditions of this Agreement to be performed or observed by Customer, or (iii) the use, operation or handling of any Circuits, Equipment or Return Traffic unless the Liabilities arise solely out of the willful act or gross negligence of WorldCom. If any claim is made, or any action or proceeding is brought against WorldCom, by reason of any of the matters described above, Customer, upon request, shall, at Customer's sole cost and expense, resist and defend such claim, action or proceeding, or cause the same to be resisted and defended, by counsel designated by Customer and approved by WorldCom in its reasonable judgment. Customer or its counsel shall keep WorldCom fully apprised at all times of the status of such defense and shall not settle same without the written consent of WorldCom.

          (b) Insurance. Customer shall name WorldCom as an additional insured on its public liability insurance policy affecting the Site effective as of the date Customer moves any Equipment to the Site. Customer shall maintain such public liability insurance policy with respect to the Site in amounts of at least $3,000,000 for injury or death for each occurrence, and property damage of at least $1,000,000, and keep such policy in effect until all Equipment is removed from the Site. The insurance policy (i) shall include a waiver of the insurer's right of subrogation against WorldCom, and (ii) shall contain the agreement of the insurer that the policy will not be cancelled without at least thirty (30) days' prior written notice to WorldCom and that the acts or omissions of one insured will not invalidate the policy as to the other insureds. At WorldCom's request, Customer shall deliver certificates evidencing such insurance to WorldCom. In addition, the Equipment shall be added as a rider to WorldCom's casualty insurance. Customer shall pay to WorldCom two hundred fifty dollars ($250) per month from the Equipment Start Date until the Equipment is removed from the Site to have the Equipment so added as a rider to WorldCom's policy. The monthly charges for the first and last months shall be prorated. The first monthly charge shall be payable on the Equipment Start Date and thereafter monthly charges shall be payable in advance on the first day of each calendar month.

          (c) Risk of Loss. Customer shall bear all risk of loss, damage or destruction with respect to the Equipment except to the extent such loss, damage or destruction is caused solely by the willful act or gross negligence of WorldCom.

     8.   Dispute Resolution.

          All disputes between WorldCom and Customer relating to this Agreement which cannot be resolved through direct negotiations between the parties shall be settled by arbitration in Washington, D.C. pursuant to any rules then in effect of the American Arbitration Association. Any award rendered shall be final and conclusive upon both parties and a judgment thereon may be enforced in any court having jurisdiction. All costs and expenses, including reasonable attorneys' fees, which each party incurs in settling a dispute by arbitration shall be borne by whoever is determined to be liable in respect of such dispute. Except where clearly prevented by the subject matter of the dispute, each party shall continue performing its respective obligations under this Agreement while the dispute is being resolved.

     9.   Authorized Representatives.

          Except for duly appointed officers, the following are the only representatives authorized to sign contractual documents and orders pertaining to this Agreement. Either party hereto may add or substitute others for those named below by written notice.

          STARTEC, INC.:                Hari Pani
                                        President
                                        6509 Green Tree Road
                                        Bethesda, MD 20817

          WORLD COMMUNICATIONS, INC.:   George Frylinck
                                        V.P. Marketing & Sales
                                        67 Broad Street
                                        New York, NY 10004

     10.  Termination.

          Either party may terminate this Agreement by giving written notice of termination to the other party within sixty (60) days after the occurrence of any of the following events:

          (a) the other party fails to perform or observe any material term, condition or agreement to be performed or observed by it hereunder (including, without limitation, the payment of amounts owed under this Agreement) and fails to cure the same within ten (10) days after notice thereof, provided that the other party shall be permitted to cure any particular type of default only twice;

          (b) the other party ceases doing business as a going concern, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or an insolvent, files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding, consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it or its shareholders shall take any action looking to its dissolution or liquidation; or

          (c) within sixty (60) days after the appointment without the other party's consent or acquiescence of any trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

          (d) immediately upon termination of this Agreement, Customer shall pay to WorldCom any amounts owed to WorldCom through the termination date and remove any Equipment then at the Site in accordance with Section 2(c)(vi), and WorldCom shall cease providing the Circuits and handling any Return Traffic.

     11.  General Provisions.

          (a) Independent Contractors. The parties to this Agreement are independent contractors. Neither party is an agent or representative of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party. Notwithstanding anything to the contrary in this paragraph, Customer shall be responsible for paying all charges of PTTs and other third parties in accordance with Section l(g) irrespective of whether Customer or WorldCom arranges for the services giving rise to such charges.

          (b) Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered personally to the party to whom the same is directed, (ii) on the date received if sent by facsimile or express courier, or (iii) two (2) business days after the mailing date, whether or not actually received, if sent by registered or certified mail, return receipt requested, postage and charges prepaid, addressed as follows:

          If to Customer:          Startec, Inc.
                                   6509 Green Tree Road
                                   Bethesda, MD 20817
                                   Attn:  Mr. Hari Pani

          If to WorldCom:          World Communications, Inc.
                                   67 Broad Street
                                   New York, NY 10004
                                   Attn:  Mr. George Frylinck

Either party may change its address specified above by giving the other party notice of such change in accordance with this paragraph.

          (c) Nonwaiver. The failure of either party to insist upon or enforce strict performance by the other party of any


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


provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

          (d) Survival. All provisions of this Agreement which may reasonably be interpreted or construed as surviving the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

          (e) Entire Agreement. This Agreement sets forth the entire agreement, and supersedes any and all prior agreements, of the parties with respect to the transactions set forth herein. Neither party shall be bound by, and each party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other party in any correspondence or other document, unless the party to be bound thereby specifically agrees to such provision in writing.

          (f) Amendment. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the party to be bound thereby.

          (g) Payments. All payments under this Agreement shall be made in U.S. dollars. Any payments not received by the due date shall bear interest at the annual rate of eighteen percent (18%) or the maximum rate permitted by law, whichever is less, from the due date until paid in full.

          (h) Taxes. Customer shall assume responsibility for, and hold WorldCom harmless from, all taxes, duties and similar liabilities related to the Equipment and the Circuits under any present or future tax laws, except for taxes based on WorldCom's net income.

          (i) Implementation. Each party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other party for the implementation or continuing performance of this Agreement.

          (j) Successors and Assigns. Neither party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party, except that

WorldCom may assign or transfer this Agreement, in whole or in part, to any of its affiliates or to any successor or to that part of its business to which this Agreement relates. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

          (k) Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this Agreement, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the remainder of this Agreement shall remain in full force and effect.

          (l) Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the District of Columbia.

          (m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CUSTOMER:                                 STARTEC, INC.


                                          By: /s/

                                          Title: _____________________

WORLDCOM:                                 WORLD COMMUNICATIONS, INC.


                                          By: /s/

                                          Title: _____________________


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